Apollo Gold and Linear Gold Enter into Definitive Arrangement Agreement

Denver, Colorado; Halifax, Nova Scotia; April 1, 2010 – Apollo Gold Corporation (TSX: APG, NYSE Amex: AGT) (“Apollo”) and Linear Gold Corp. (TSX: LRR) (“Linear”) are pleased to announce today that they have entered into a definitive arrangement agreement (the “Arrangement Agreement”) in respect of the previously announced  business combination (the “Merger”) pursuant to which the businesses of Apollo and Linear will be combined by way of a court approved plan of arrangement. The Arrangement Agreement supercedes the letter of intent executed by Apollo and Linear on March 9, 2010 in respect of the Merger.

Wade Dawe, Chief Executive Officer (“CEO”) and President of Linear, who will be appointed as CEO and President of the combined company, said, “The signing of the Arrangement Agreement is another step towards closing of the Merger which will create an emerging Canadian mid-tier gold producer. Our new company will be well positioned as the new gold investment vehicle of choice for investors seeking growing gold production in Canada, increasing gold mineral resources, a financially strong balance sheet and a superior pipeline of projects in politically stable jurisdictions.”

R. David Russell, CEO and President of Apollo, added, “Both Apollo and Linear are working together to complete the Merger as well as prepare for a smooth transition to start a new chapter for the combined company in 2010.  This year also marks the first full year of production from the Black Fox Mine in the Timmins Mining District, including the start of production from the new underground mine in the second half of 2010.”

The consummation of the Merger as contemplated by the Arrangement Agreement is subject to a number of conditions precedent, including approval of the shareholders of each of Apollo and Linear.  The parties currently anticipate that the Merger will be completed in June 2010. It is expected that proxy and management information circulars will be mailed to respective Apollo and Linear shareholders in May 2010.

Contact Information:
For Apollo:
Wendy Yang, Vice President of Investor Relations
Phone: 720-886-9656 Ext. 217	Toll Free: 1-877-465-3484
E-mail: ir@apollogold.com	Website: www.apollogold.com

For Linear:
Sean Tufford, Director of Investor Relations
Phone: 902-422-1421	Toll Free: 1-866-785-0456
Emai: info@lineargoldcorp.com	Website: www.lineargoldcorp.com

About Apollo

Apollo is a growing gold producer that operates the wholly owned Black Fox Mine in Ontario, Canada, which commenced gold production in May 2009. In 2010, Apollo expects to produce approximately 100,000 ounces of gold from its Black Fox Mill at total cash costs between US$500 and US$550 per ounce produced. Apollo is also exploring the adjoining Grey Fox and Pike River properties, all in the Timmins gold district in Ontario, Canada, as well as the Huizopa Joint Venture, (80 percent Apollo and 20 percent Minas De Coronado, S. de R.L. de C.V.), an early stage, gold-silver exploration project, approximately 16 kilometers (10 miles) southwest of Minefinders Dolores gold-silver mine, in the Sierra Madres in Chihuahua, Mexico.

About Linear

Linear Gold Corp is a well financed gold exploration and development company committed to maximizing shareholder value through a strategy of mine development, focused exploration, and effective risk management through selective partnerships and acquisitions. Linear's flagship development property located near Uranium City, Saskatchewan, hosts an economic gold deposit and is now in the development stage to become a 70,000 - 90,000 ounce per year gold producer. Linear also holds an extensive and diverse portfolio of mineral projects in the Dominican Republic and Mexico.

Forward-looking Statements

Certain statements in this press release relating to the proposed Merger are “forward-looking statements” within the meaning of securities legislation.  These statements include statements regarding completion of the Merger, future gold production, increasing gold resources, the development of the Goldfields Project’s Box gold deposit and initial production therefrom, production from Black Fox, the development of an underground mine at Black Fox and combined company's position as an investment vehicle.  The companies do not intend, and do not assume any obligation, to update these forward-looking statements. These forward-looking statements represent management's best judgment based on current facts and assumptions that management considers reasonable, including that the required approval will be obtained from the shareholders of Apollo or Linear, that all third party regulatory and governmental approvals to the Merger will be obtained and all other conditions to completion of the Merger will be satisfied or waived, that operating and capital plans will not be disrupted by issues such as mechanical failure, unavailability of parts, labour disturbances, interruption in transportation or utilities, or adverse weather conditions, that there are no material unanticipated variations in budgeted costs, that contractors will complete projects according to schedule, and that actual mineralization on properties will not be less than identified mineral reserves. The companies make no representation that reasonable business people in possession of the same information would reach the same conclusions. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the companies to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In particular, fluctuations in the price of gold or in currency markets could prevent the companies from achieving their targets. Other factors are disclosed under the heading “Risk Factors”, “Risks and Uncertainties” and elsewhere in Apollo and Linear documents filed from time to time with the Toronto Stock Exchange, on SEDAR and with other regulatory authorities, and Apollo documents filed with the NYSE Amex Equities Exchange and the United States Securities and Exchange Commission (the “SEC”).

Additional Information and Where to Find It

In connection with Apollo’s and Linear’s solicitation of proxies with respect to the meeting of shareholders of each of Apollo and Linear to be called with respect to the proposed Merger, Apollo will file a proxy statement with the SEC and with regulatory authorities in Canada and Linear will file an information circular with regulatory authorities in Canada.  SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/INFORMATION CIRCULAR WHEN IT IS FINALIZED AND DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Shareholders will be able to obtain a free-of-charge copy of Apollo’s proxy statement (when available) and other relevant documents filed with the SEC and with regulatory authorities in Canada from the SEC’s website at http://www.sec.gov and from SEDAR at http://www.sedar.com, as applicable.  Shareholders will be able to obtain a free-of-charge copy of Linear’s information circular (when available) and other relevant documents filed with regulatory authorities in Canada on SEDAR at http://www.sedar.com.  Shareholders of Apollo will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Apollo Gold Corporation, 5655 South Yosemite St., Suite 200, Greenwood Village, Colorado 80111-3220 or (720) 886-9656, or from Apollo’s website, www.apollogold.com.  Shareholders of Linear will also be able to obtain a free-of-charge copy of the information circular and other relevant documents (when available) by directing a request by mail or telephone to Linear Gold Corp., Suite 502, 2000 Barrington Street, Halifax, Nova Scotia B3J 3K1 or (902) 422-1421, or from Linear’s website, www.lineargoldcorp.com.

Interests of Participants in the Solicitation of Proxies

Apollo and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed merger.  Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Apollo’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the plan of arrangement when it becomes available.  Copies of these documents can be obtained, without charge, at the SEC’s internet website at www.sec.gov or by directing a request to Apollo at the address above.